Residential Funding Mortgage Securities I, Inc.
                                  Depositor

                       Residential Funding Corporation
                               Master Servicer

                      Mortgage Pass-Through Certificates
                               Series 1998-S20
                                  ----------
                       Supplement dated April 12, 1999
                                      to
                prospectus supplement dated September 24, 1998
                                      to
                        prospectus dated July 23, 1998
                                  ----------

      The second sentence in the second paragraph on page S-2 of the prospectus supplement shall be replaced by the following:

            The Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-15 Certificates, Class A-16 Certificates, Step-Rate Certificates and Retail Lottery Certificates are collectively referred to herein as the "Retail Certificates."

      The seventh line in the chart under the heading "Summary--Offered Certificates" on page S-5 of the prospectus supplement shall be replaced by the following:

            Class A-7 Certific6.75% $9,531,000  Retail/Senior

      The second sentence in the first paragraph under the heading "Description of the Certificates--General" on page S-24 of the prospectus supplement shall be replaced by the following:

            The Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-15 Certificates, Class A-16 Certificates, Step-Rate Certificates and Retail Lottery Certificates are collectively referred to herein as the "Retail Certificates."

      This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.


                             Salomon Smith Barney
                                 Underwriter

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